Exhibit 99.1


             City National Corporation Reports Record Third-Quarter
                 Earnings Of $59.8 Million, or $1.17 Per Share;
                 Revenue and Earnings Per Share Grow 13 Percent


    LOS ANGELES--(BUSINESS WIRE)--Oct. 19, 2005--City National Corporation (NYSE:CYN), parent company of wholly owned City National Bank, today reported third-quarter net income of $59.8 million, an increase of 12 percent from the same period last year and 4 percent from the second quarter of 2005.
    Earnings per share reached $1.17, up 13 percent from the third quarter of 2004 and 4 percent from the second quarter of this year.
    Year to date, City National has earned net income of $173 million, or $3.39 per share. Earnings per share are up 10 percent from the first nine months of 2004.

    HIGHLIGHTS

    -- Third-quarter revenue rose 13 percent over the same period last year.

    -- Average loans grew to a record $9 billion, up 10 percent from the third quarter of 2004.

    -- Credit quality remained strong. Nonaccrual loans fell to $18.6 million, a 47 percent decline from September 30, 2004. The company required no provision for credit losses, remaining adequately reserved at 1.69 percent of total loans.

    -- Average deposits for the third quarter reached $11.9 billion, up 3 percent from the same period last year.

    Fully taxable-equivalent net interest income rose 13 percent from the third quarter of last year. The third-quarter net interest margin grew to 4.80 percent, compared with 4.46 percent for the same period last year, and 4.73 percent for the second quarter of 2005.
    "Double-digit growth in revenue, loans and both net interest and noninterest income, along with strong credit quality and margin expansion, generated another quarter of record earnings," said President and Chief Executive Officer Russell Goldsmith. "In particular, increases in average commercial and residential lending helped drive net interest income higher, while wealth management assets grew along with fee income.
    "In this quarter, we also made noteworthy investments by opening three important new banking offices in Anaheim, Newport Beach and downtown Los Angeles to better serve the robust Southern California economy. In addition, City National's exceptional client service earned six business banking awards in a nationwide survey by the renowned consulting firm Greenwich Associates."


                     For the three months            For the
                           ended                  three months
Dollars in              September 30,                 ended
 millions,          ---------------------     %     June 30,      %
 except per share       2005       2004    Change     2005     Change
------------------- ---------- ---------- -------- ---------- --------
Earnings Per Share     $1.17      $1.04        13     $1.13         4
Net Income              59.8       53.5        12      57.7         4
Average Assets      14,255.7   13,612.4         5  14,040.6         2
Return on Average
 Assets                 1.66 %     1.56 %       6      1.65 %       1
Return on Average
 Equity                16.74      16.80         0     17.03        (2)


    OUTLOOK

    In January, management announced its expectation that 2005 earnings per share would grow between 11 percent and 14 percent from 2004. Based on current economic and business conditions, management now expects per share earnings growth to be at the upper end of that range.

    ASSETS

    Total assets at September 30, 2005 reached $14.4 billion, up 3 percent from the third quarter of last year. They fell slightly from the second quarter of 2005 as higher period-end loan balances were offset by a decline in federal funds sold.

    REVENUE

    Third-quarter revenue (net interest income plus noninterest income) grew to $209.9 million, up 13 percent from the third quarter of 2004 and 4 percent from the second quarter of this year.

    NET INTEREST INCOME

    Fully taxable-equivalent net interest income reached $159.3 million, a 13 percent increase over the third quarter of 2004, and 4 percent higher than the second quarter of this year.
    City National's net interest income increased approximately $6.7 million from the second quarter of this year. The company's net interest margin widened 7 basis points, primarily because of higher interest rates and loan prepayment fees, offset partly by higher deposit costs.
    The bank's prime rate was 6.75 percent on September 30, 2005, up from 4.75 percent at the same time last year and 6.25 percent on June 30, 2005.


                                                    For the
                    For the three months             three
                            ended                   months
                        September 30,                ended
                    ---------------------     %     June 30,      %
Dollars in millions   2005       2004      Change     2005     Change
------------------- ---------- ---------- -------- ---------- --------
Average Loans       $8,982.6   $8,173.9        10  $8,762.4         3
Average Securities   4,066.6    3,677.0        11   4,071.5         0
Average Earning
 Assets             13,155.0   12,549.2         5  12,950.3         2
Average Deposits    11,858.5   11,496.7         3  11,678.5         2
Average Core
 Deposits           10,784.5   10,685.8         1  10,781.6         0
Fully Taxable-
 Equivalent
Net Interest Income    159.3      140.8        13     152.7         4
Net Interest Margin     4.80 %     4.46 %       8      4.73 %       1


    Third-quarter average loan balances increased 10 percent over the same period last year. Commercial lending grew 14 percent over the third quarter of 2004 and 5 percent from the second quarter of 2005. Residential mortgage loans grew 15 percent from the third quarter of last year. Commercial real estate mortgage loans rose 1 percent, but real estate construction loans declined 5 percent, primarily as the result of accelerated repayments due to the fast pace of new home sales and early refinancing by income property developers taking advantage of low long-term interest rates.
    Year to date, the company's average loan balances increased 9 percent over the first nine months of 2004. Total loan balances at September 30, 2005 were $140.6 million higher than they were at June 30, 2005, reflecting the strong growth of commercial borrowing and residential mortgage lending.
    Average securities totaled $4 billion, up 11 percent from the third quarter of 2004 and flat from the second quarter of this year. The average duration of total available-for-sale securities at September 30 of this year was 3 years. It was 3.1 years at the same time last year and at June 30, 2005.
    City National's average deposits reached $11.9 billion in the third quarter, up 3 percent from the same period last year and 2 percent from the second quarter of 2005. Year to date, the company's average deposits are up 6 percent over the first nine months of 2004. Period-end deposits totaled $12.1 billion, down $36.5 million from June 30 of this year.
    As part of its long-standing asset-liability management strategy, the company uses "plain-vanilla" interest-rate swaps to hedge loans, deposits and borrowings. The notional value of these swaps was $1.5 billion at September 30, 2005, up from $1.4 billion in the second quarter of this year.

    NONINTEREST INCOME

    Third-quarter 2005 noninterest income of $54 million was 12 percent higher than the same period last year, due primarily to trust and investment fees. Noninterest income was 26 percent of total revenue in the third quarter of 2005, unchanged from the third quarter of 2004 and the second quarter of this year.

    Wealth Management

    Trust and investment fees increased 18 percent over the third quarter of 2004, due primarily to an increase in balances under management or administration. Assets under direct management grew 22 percent from the same period last year, largely as the result of new business, a strong relative investment performance and higher market values. Increases in market values are reflected in fee income primarily on a trailing-quarter basis.



                                                    At or for
                                                       the
                              At or for the           three
                           three months ended         months
                              September 30,           ended
                          -------------------    %   June 30,     %
Dollars in millions          2005      2004   Change   2005    Change
------------------------- --------- --------- ------ --------- ------

Trust and Investment Fee
 Revenue                     $19.9     $16.9     18     $19.6      2
Brokerage and Mutual Fund
 Fees                         10.9       9.7     13       9.9     10
Assets Under
 Management (1)            18,365.6  15,101.1    22  17,257.5      6
Assets Under
 Management (1)
 and Administration        38,784.0  33,171.1    17  36,972.9      5


(1) Excludes $6,543, $3,603, and $5,539 million of assets under management for the CCM minority-owned asset managers as of September 30, 2005, September 30, 2004, and June 30, 2005, respectively



    Other Noninterest Income

    Third-quarter cash management and deposit transaction fees fell 19 percent from the same period last year and 6 percent from the second quarter of 2005, due largely to a higher earnings credit for clients who maintain deposit balances to pay for services.
    International service fees grew 18 percent from the third quarter of 2004 and 3 percent from the second quarter of this year. Higher volume reflected additional demand for both foreign exchange and letters of credit. Pricing pressure also eased slightly.
    Other service charges and fees were 34 percent higher in the third quarter of 2005 than they were during the same period last year, and they grew 17 percent from the second quarter of 2005.
    In the third quarter of 2005, the company recorded $1 million in gains on the sale of assets and securities, compared with gains of $0.3 million for the third quarter of 2004 and $1 million for the second quarter of this year.

    NONINTEREST EXPENSE

    Third-quarter noninterest expense amounted to $112.6 million, up 13 percent from the same period last year and 3 percent from the second quarter of 2005.
    Legal and professional fees increased 30 percent from the third quarter of 2004. However, they fell 1 percent from the second quarter of this year. The higher year-over-year costs reflect the company's efforts to further strengthen compliance with the Bank Secrecy Act and the USA Patriot Act.
    Third-quarter staffing expenses were 11 percent higher than they were one year ago, due to the addition of new sales, business development, regulatory compliance and risk management personnel. These expenses grew 4 percent from the second quarter of 2005.
    The company's third-quarter efficiency ratio was 52.90, compared with 52.68 for the third quarter of 2004 and 53.39 percent in the second quarter of this year.

    CREDIT QUALITY

    For the ninth consecutive quarter, City National made no provision for credit losses. This decision reflected management's assessment of the loan portfolio, loan growth and the improving economic environment. Net loan recoveries in the third quarter amounted to $5.7 million, compared with net charge-offs of $4.8 million in the third quarter of 2004 and net recoveries of $1.2 million for the second quarter of this year. Nonaccrual loans at September 30, 2005 were $18.6 million, down 47 percent from September 30, 2004 and 16 percent from June 30, 2005. They now amount to 21 basis points of total loans.
    At September 30, 2005 the allowance for loan losses was $152.9 million or 1.69 percent of total loans. The reserve for unfunded credit commitments was $14.6 million.

    INCOME TAXES

    City National's effective tax rate for the third quarter was 38.5 percent, compared with 37.3 percent for the first two quarters of this year. This higher tax rate was due to the company's decision to restructure one of its investments. The company expects its tax rate for the fourth quarter to be about 37.5 percent.

    CAPITAL LEVELS

    The company remains well-capitalized. Total risk-based capital and Tier 1 risk-based capital ratios at September 30, 2005 were 15.70 percent and 12.19 percent, compared with the minimum regulatory standards of 10 percent and 6 percent, respectively, for "well-capitalized" institutions. The company's Tier 1 leverage ratio at September 30, 2005 was 8.58 percent, well above the regulatory minimum ratio of 5 percent.
    At June 30, 2005 total risk-based capital, Tier 1 risk-based capital and the Tier 1 leverage ratios were 15.45 percent, 11.91 percent and 8.39 percent, respectively.
    Shareholders' equity to assets at September 30, 2005 was 9.94 percent, compared with 9.31 percent at the same time last year and
9.68 percent at June 30 of this year.

    STOCK REPURCHASE

    During the third quarter of 2005, the company repurchased 135,000 of its outstanding shares at an average cost of $69.79. Year to date, it has bought back 630,500 shares at an average cost of $69.45. The company has authority to repurchase an additional 379,000 shares.

    CONFERENCE CALL

    City National Corporation will host a conference call this afternoon to discuss results for the third quarter of 2005. The call will begin at 2:00 p.m. PDT. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (800) 320-2978 and enter pass code 27822614. A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at cnb.com. There, it will be archived and available for 12 months.

    ABOUT CITY NATIONAL

    City National Corporation is a financial services company with $14.4 billion in total assets. Its wholly owned subsidiary, City National Bank, is California's Premier Private and Business Bank(R). The bank provides banking, investment, and trust services through 55 offices, including 12 full-service regional centers, in Southern California, the San Francisco Bay Area and New York City. City National and its affiliates manage or administer approximately $38.8 billion in client trust and investment assets, including more than $18.3 billion under direct management.
    For more information about City National, visit the company's Website at cnb.com.

    SAFE-HARBOR LANGUAGE

    This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.
    Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include
(1) changes in interest rates, (2) significant changes in banking laws or regulations, (3) increased competition in the company's markets,
(4) other-than-expected credit losses due to real estate cycles or other economic events, (5) earthquake or other natural disasters affecting the condition of real estate collateral, (6) the effect of acquisitions and integration of acquired businesses, and (7) the impact of changes in regulatory, judicial, or legislative tax treatment of business transactions. Management cannot predict at this time the extent of the economic recovery, and a slowing or reversal could adversely affect our performance in a number of ways including decreased demand for our products and services and increased credit losses. Likewise, changes in deposit interest rates, among other things, could slow the rate of growth or put pressure on current deposit levels. Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance including the factors that influence earnings.
    For a more complete discussion of these risks and uncertainties, see the company's report on Form 10-Q for the quarter ended June 30, 2005, and its Annual Report on Form 10-K for the year ended December 31, 2004 and particularly the section of Management's Discussion and Analysis therein titled "Cautionary Statement for Purposes of the 'Safe Harbor' Provisions of the Private Securities Litigation Reform Act of 1995."



CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)


                         Three Months              Nine Months
                   ------------------------ --------------------------
For The Period
 Ended                                %                           %
 September 30,       2005    2004   Change     2005     2004   Change
------------------ ------------------------ --------------------------
Per Common Share
 Net Income
    Basic           $1.22   $1.09       12    $3.52    $3.20       10
    Diluted          1.17    1.04       13     3.39     3.07       10
 Dividends           0.36    0.32       13     1.08     0.96       13
 Book value                                   28.85    26.73        8

Results of
 Operations: (In
 millions)
 Net interest
  income             $156    $137       14     $452     $401       13
 Net interest
  income (Fully
  tax-equivalent)     159     141       13      462      411       12
 Total revenue        210     185       13      608      543       12
 Provision for
  credit losses         -       -        -        -        -        -
 Net income            60      53       12      173      157       10

Financial Ratios:
 Performance
  Ratios:
    Return on
     average
     assets          1.66 %  1.56 %            1.65 %   1.59 %
    Return on
     average
     shareholders'
     equity         16.74   16.80             16.80    16.87
    Average
     shareholders'
     equity to
     average
     assets          9.94    9.31              9.79     9.42
    Net interest
     margin          4.80    4.46              4.76     4.54
    Efficiency
     ratio          52.90   52.68             53.46    52.92
 Capital Adequacy
  Ratios (Period
  end):
    Shareholders'
     equity to total
     assets                                    9.82     9.39
    Tier 1 leverage                            8.58     7.80
    Tier 1 risk-based
     capital                                  12.19    11.35
    Total risk-based
     capital                                  15.70    14.99

Asset Quality Ratios:
 Allowance for
  loan losses to:
    Total loans                                1.69 %   1.81 %
    Nonaccrual loans                         824.19   419.79
 Nonperforming assets to:
    Total loans and
     nonperforming
     assets                                    0.21     0.43
    Total assets                               0.13     0.25
 Net (charge-offs)/
  recoveries to
    Average total
     loans
     (annualized)    0.25 % (0.23)%            0.11    (0.09)

Average Balances:
 (In millions)
 Loans             $8,983  $8,174       10   $8,778   $8,039        9
 Interest-earning
  assets           13,155  12,549        5   12,970   12,098        7
 Assets            14,256  13,612        5   14,058   13,153        7
 Core deposits     10,785  10,685        1   10,733   10,208        5
 Deposits          11,859  11,496        3   11,705   11,052        6
 Interest-bearing
  liabilities       6,556   6,611       (1)   6,578    6,415        3
 Shareholders'
  equity            1,418   1,267       12    1,377    1,240       11

Period-End Balances:
 (In millions)
 Loans                                       $9,027   $8,174       10
 Assets                                      14,429   13,981        3
 Core deposits                               10,891   11,006       (1)
 Deposits                                    12,116   11,866        2
 Shareholders' equity                         1,417    1,313        8


Wealth Management:
 (In millions) (1)
 Assets under management                    $18,366  $15,101       22
 Assets under management
  and administration                         38,784   33,171       17

(1) Excludes $6,543 and $3,603 million of assets under management for the Convergent Capital Management minority-owned asset managers as of September 30, 2005 and September 30, 2004, respectively





CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

                                              Three Months Ended
                                                 September 30,
 (Dollars in thousands                   -----------------------------
  except per share data)                   2005      2004     % Change
---------------------------------------- --------- --------- ---------
Net Interest Income                      $156,314  $137,341        14

Provision for Credit Losses                     -         -         -

Noninterest Income
 Trust and investment fees                 19,856    16,850        18
 Brokerage and mutual fund fees            10,910     9,675        13
 Cash management and
  deposit transaction fees                  8,370    10,322       (19)
 International services                     6,107     5,191        18
 Bank-owned life insurance                  1,017       588        73
 Other service charges and fees             6,247     4,678        34
 Gain (loss) on sale of assets                801         9       n/m
 Gain (loss) on sale of securities            241       327       (26)
                                         --------- ---------
  Total noninterest income                 53,549    47,640        12

Noninterest Expense
 Salaries and employee benefits            66,467    59,675        11
 Net occupancy of premises                  8,666     7,513        15
 Legal and professional fees               10,672     8,193        30
 Information services                       5,492     4,522        21
 Depreciation                               3,530     3,614        (2)
 Amortization of intangibles                1,445     1,763       (18)
 Marketing and advertising                  4,182     3,666        14
 Office services                            2,578     2,444         5
 Equipment                                    578       478        21
 Minority interest expense                  1,761     1,502        17
 Other                                      7,269     5,893        23
                                         --------- ---------
  Total noninterest expense               112,640    99,263        13
                                         --------- ---------

Income Before Taxes                        97,223    85,718        13

Applicable Income Taxes                    37,413    32,240        16
                                         --------- ---------

Net Income                                $59,810   $53,478        12
                                         ========= =========

Other Data:
 Earnings per common share - basic          $1.22     $1.09        12
 Earnings per common share - diluted        $1.17     $1.04        13
 Dividends paid per common share            $0.36     $0.32        13
 Dividend payout ratio                      29.83 %   29.51 %       1
 Return on average assets                    1.66 %    1.56 %       6
 Return on average shareholders' equity     16.74 %   16.80 %       -
 Net interest margin (Fully taxable-
  equivalent)                                4.80 %    4.46 %       8
 Full-time equivalent employees             2,516     2,346         7


                                               Nine Months Ended
                                                 September 30,
 (Dollars in thousands                   -----------------------------
  except per share data)                   2005      2004    % Change
---------------------------------------- --------- --------- ---------
Net Interest Income                      $452,386  $400,588        13

Provision for Credit Losses                     -         -         -

Noninterest Income
 Trust and investment fees                 58,925    49,102        20
 Brokerage and mutual fund fees            30,706    27,768        11
 Cash management and
  deposit transaction fees                 26,254    32,362       (19)
 International services                    16,903    15,359        10
 Bank-owned life insurance                  2,533     2,134        19
 Other service charges and fees            17,619    13,915        27
 Gain (loss) on sale of assets                986         9       n/m
 Gain (loss) on sale of securities          1,340     1,827       (27)
                                         --------- ---------
  Total noninterest income                155,266   142,476         9

Noninterest Expense
 Salaries and employee benefits           196,938   178,657        10
 Net occupancy of premises                 25,009    21,175        18
 Legal and professional fees               30,177    22,324        35
 Information services                      15,668    13,632        15
 Depreciation                              10,685    10,116         6
 Amortization of intangibles                4,327     5,282       (18)
 Marketing and advertising                 11,699    10,985         6
 Office services                            7,755     7,350         6
 Equipment                                  1,773     1,879        (6)
 Minority interest expense                  5,104     4,408        16
 Other                                     20,773    16,547        26
                                         --------- ---------
  Total noninterest expense               329,908   292,355        13
                                         --------- ---------

Income Before Taxes                       277,744   250,709        11

Applicable Income Taxes                   104,766    94,133        11
                                         --------- ---------

Net Income                               $172,978  $156,576        10
                                         ========= =========

Other Data:
 Earnings per common share - basic          $3.52     $3.20        10
 Earnings per common share - diluted        $3.39     $3.07        10
 Dividends paid per common share            $1.08     $0.96        13
 Dividend payout ratio                      30.87 %   30.08 %       3
 Return on average assets                    1.65 %    1.59 %       4
 Return on average shareholders' equity     16.80 %   16.87 %       -
 Net interest margin (Fully taxable-
  equivalent)                                4.76 %    4.54 %       5
 Full-time equivalent employees




CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

                                               2005
                              ---------------------------------------
(Dollars in thousands           Third    Second     First    Year to
 except per share data)        Quarter   Quarter   Quarter    Date
----------------------------- --------- --------- --------- ---------
Net Interest Income           $156,314  $149,646  $146,426  $452,386

Provision for Credit Losses          -         -         -         -

Noninterest Income
 Trust and investment fees      19,856    19,632    19,437    58,925
 Brokerage and mutual fund
  fees                          10,910     9,928     9,868    30,706
 Cash management
  deposit transaction fees       8,370     8,874     9,010    26,254
 International services          6,107     5,908     4,888    16,903
 Bank-owned life insurance       1,017       652       864     2,533
 Other service charges and
  fees                           6,247     5,359     6,013    17,619
 Gain (loss) on sale of
  assets                           801       162        23       986
 Gain (loss) on sale of
  securities                       241       844       255     1,340
                              --------- --------- --------- ---------
  Total noninterest income      53,549    51,359    50,358   155,266

Noninterest Expense
 Salaries and employee
  benefits                      66,467    63,839    66,632   196,938
 Net occupancy of premises       8,666     8,727     7,616    25,009
 Legal and professional fees    10,672    10,791     8,714    30,177
 Information services            5,492     5,010     5,166    15,668
 Depreciation                    3,530     3,540     3,615    10,685
 Amortization of intangibles     1,445     1,441     1,441     4,327
 Marketing and advertising       4,182     3,943     3,574    11,699
 Office services                 2,578     2,688     2,489     7,755
 Equipment                         578       646       549     1,773
 Minority interest expense       1,761     1,532     1,811     5,104
 Other                           7,269     6,796     6,708    20,773
                              --------- --------- --------- ---------
  Total noninterest expense    112,640   108,953   108,315   329,908

Income Before Taxes             97,223    92,052    88,469   277,744

Applicable Income Taxes         37,413    34,345    33,008   104,766
                              --------- --------- --------- ---------

Net Income                     $59,810   $57,707   $55,461  $172,978
                              ========= ========= ========= =========

Other Data:
 Earnings per common share -
  basic                          $1.22     $1.18     $1.13     $3.52
 Earnings per common share -
  diluted                        $1.17     $1.13     $1.09     $3.39
 Dividends paid per common
  share                          $0.36     $0.36     $0.36     $1.08
 Dividend payout ratio           29.83 %   30.85 %   32.02 %   30.87 %
 Return on average assets         1.66 %    1.65 %    1.62 %    1.65 %
 Return on average
  shareholders' equity           16.74 %   17.03 %   16.63 %   16.80 %
 Net interest margin (Fully
  taxable-equivalent)             4.80 %    4.73 %    4.75 %    4.76 %
 Full-time equivalent
  employees                      2,516     2,477     2,445



CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

                                         2004
(Dollars in         --------------------------------------------------
 thousands except    Fourth     Third    Second     First     Full
 per share data)     Quarter   Quarter   Quarter   Quarter    Year
------------------- --------- --------- --------- --------- ----------
Net Interest Income $145,300  $137,341  $132,275  $130,972  $545,888

Provision for
 Credit Losses             -         -         -         -         -

Noninterest Income
  Trust and
   investment fees    19,264    16,850    16,664    15,588    68,366
  Brokerage and
   mutual fund fees    9,909     9,675     9,367     8,726    37,677
  Cash management
   deposit
   transaction
   fees                9,024    10,322    10,942    11,098    41,386
  International
   services            5,425     5,191     5,042     5,126    20,784
  Bank-owned life
   insurance             678       588       715       831     2,812
  Other service
   charges and fees    5,204     4,678     4,665     4,572    19,119
  Gain (loss) on
   sale of assets          -         9         -         -         9
  Gain (loss) on
   sale of
   securities         (7,715)      327       871       629    (5,888)
                    --------- --------- --------- --------- ---------
   Total
    noninterest
    income            41,789    47,640    48,266    46,570   184,265

Noninterest Expense
  Salaries and
   employee
   benefits           60,926    59,675    59,306    59,676   239,583
  Net occupancy of
   premises            9,454     7,513     7,020     6,642    30,629
  Legal and
   professional
   fees               11,938     8,193     7,359     6,772    34,262
  Information
   services            5,170     4,522     4,588     4,522    18,802
  Depreciation         3,503     3,614     3,274     3,228    13,619
  Amortization of
   intangibles         1,798     1,763     1,760     1,759     7,080
  Marketing and
   advertising         4,513     3,666     3,812     3,507    15,498
  Office services      2,955     2,444     2,487     2,419    10,305
  Equipment              581       478       636       765     2,460
  Minority interest
   expense               584     1,502     1,306     1,600     4,992
  Other                6,625     5,893     5,413     5,241    23,172
                    --------- --------- --------- --------- ---------
   Total
    noninterest
    expense          108,047    99,263    96,961    96,131   400,402
                    --------- --------- --------- --------- ---------

Income Before Taxes   79,042    85,718    83,580    81,411   329,751

Applicable Income
 Taxes                29,296    32,240    31,380    30,513   123,429
                    --------- --------- --------- --------- ---------

Net Income           $49,746   $53,478   $52,200   $50,898  $206,322
                    ========= ========= ========= ========= =========

Other Data:
  Earnings per
   common share -
   basic               $1.01     $1.09     $1.07     $1.04     $4.21
  Earnings per
   common share -
   diluted             $0.97     $1.04     $1.03     $1.00     $4.04
  Dividends paid
   per common share    $0.32     $0.32     $0.32     $0.32     $1.28
  Dividend payout
   ratio               31.81 %   29.51 %   30.06 %   30.71 %   30.50 %
  Return on average
   assets               1.40 %    1.56 %    1.59 %    1.62 %    1.54 %
  Return on average
   shareholders'
   equity              14.87 %   16.80 %   17.07 %   16.75 %   16.34 %
  Net interest
   margin (Fully
   taxable-
   equivalent)          4.54 %    4.46 %    4.49 %    4.66 %    4.54 %
  Full-time
   equivalent
   employees           2,347     2,348     2,346     2,341




CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)

                                                 2005
                                --------------------------------------
                                   Third        Second       First
(In thousands)                    Quarter      Quarter      Quarter
------------------------------- ------------ ------------ ------------
Assets
  Cash and due from banks          $438,786     $406,709     $386,999
  Federal funds sold                185,000      400,000      190,000
  Due from banks - interest-
   bearing                           39,485       34,676       36,982
  Securities-available-for-sale   4,030,296    4,057,267    4,018,969
  Trading account securities         42,634       22,337       37,490
  Loans:
   Commercial                     3,392,487    3,320,836    3,082,663
   Commercial Real estate
    mortgages                     1,816,231    1,892,187    1,919,788
   Residential mortgages          2,560,999    2,398,627    2,323,879
   Real estate construction         733,779      741,486      772,000
   Equity lines of credit           317,703      310,101      274,735
   Installment                      205,706      223,029      212,398
                                ------------ ------------ ------------
      Total loans                 9,026,905    8,886,266    8,585,463
       Allowance for loan
        losses                     (152,920)    (147,930)    (147,607)
                                ------------ ------------ ------------
      Net loans                   8,873,985    8,738,336    8,437,856
  Premises and equipment, net        76,754       73,169       68,354
  Goodwill                          248,373      251,494      251,494
  Other assets                      494,131      491,610      489,894
                                ------------ ------------ ------------
   Total assets                 $14,429,444  $14,475,598  $13,918,038
                                ============ ============ ============

Liabilities:
  Deposits:
   Noninterest-bearing           $6,345,907   $6,468,339   $6,069,061
   Interest-bearing               5,769,807    5,683,869    5,693,563
                                ------------ ------------ ------------
      Total deposits             12,115,714   12,152,208   11,762,624
  Federal funds purchased and
   securities sold under
   repurchase agreement             191,036      204,052      155,645
  Other short-term borrowed
   funds                             26,197       27,678          125
  Subordinated debt                 278,076      285,771      280,068
  Other long-term debt              221,168      233,290      224,829
  Minority Interest                  24,856       25,400       25,525
  Other liabilities                 155,220      146,311      149,039
                                ------------ ------------ ------------
   Total liabilities             13,012,267   13,074,710   12,597,855

Shareholders' Equity
  Common stock                       50,601       50,640       50,712
  Additional paid-in capital        414,073      415,802      419,505
  Retained earnings               1,077,561    1,035,589      995,688
  Accumulated other
   comprehensive loss               (36,879)     (12,948)     (43,288)
  Deferred equity compensation      (15,784)     (16,821)     (19,893)
  Treasury shares                   (72,395)     (71,374)     (82,541)
                                ------------ ------------ ------------
   Total shareholders' equity     1,417,177    1,400,888    1,320,183
                                ------------ ------------ ------------
   Total liabilities and
    shareholders' equity        $14,429,444  $14,475,598  $13,918,038
                                ============ ============ ============




CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)

                                          2004
                   ---------------------------------------------------
                      Fourth       Third        Second       First
(In thousands)       Quarter      Quarter      Quarter      Quarter
------------------ ------------ ------------ ------------ ------------
Assets
 Cash and due from
  banks               $240,492     $410,694     $485,208     $472,541
 Federal funds
  sold                 427,000      890,000      595,000      519,000
 Due from banks -
  interest-bearing     236,362       37,890       76,890       34,570
 Securities-
  available-for-
  sale               4,114,298    3,780,750    3,518,757    3,612,173
 Trading account
  securities            75,878       49,752       28,893       39,549
 Loans:
   Commercial        3,030,363    2,912,703    2,981,806    3,086,307
   Commercial Real
    estate
    mortgages        2,248,742    1,852,472    1,842,956    1,807,591
   Residential
    mortgages        1,892,823    2,167,623    2,114,335    1,977,952
   Real estate
    construction       847,364      797,109      782,435      741,637
   Equity lines of
    credit             255,194      242,050      214,533      197,269
   Installment         219,701      202,180      189,431      156,883
                   ------------ ------------ ------------ ------------
      Total loans    8,494,187    8,174,137    8,125,496    7,967,639
       Allowance
        for loan
        losses        (148,568)    (148,056)    (153,271)    (154,498)
                   ------------ ------------ ------------ ------------
      Net loans      8,345,619    8,026,081    7,972,225    7,813,141
 Premises and
  equipment, net        68,624       63,097       60,488       60,175
 Goodwill              253,740      253,817      253,736      253,737
 Other assets          469,500      469,319      494,549      426,212
                   ------------ ------------ ------------ ------------
   Total assets    $14,231,513  $13,981,400  $13,485,746  $13,231,098
                   ============ ============ ============ ============

Liabilities:
 Deposits:
   Noninterest-
    bearing         $6,026,428   $5,922,689   $5,809,241   $5,525,627
   Interest-
    bearing          5,960,487    5,942,864    5,645,678    5,609,050
                   ------------ ------------ ------------ ------------
      Total
       deposits     11,986,915   11,865,553   11,454,919   11,134,677
 Federal funds
  purchased and
  securities sold
  under repurchase
  agreement            204,654       71,570       94,898       88,063
 Other short-term
  borrowed funds           125       50,125       50,125       50,125
 Subordinated debt     288,934      291,073      286,896      300,758
 Other long-term
  debt                 230,416      231,882      224,488      239,804
 Minority Interest      26,362       27,180       27,180       27,180
 Other liabilities     145,572      130,790      119,431      150,561
                   ------------ ------------ ------------ ------------
   Total
    liabilities     12,882,978   12,668,173   12,257,937   11,991,168

Shareholders' Equity
 Common stock           50,589       50,585       50,578       50,583
 Additional paid-
  in capital           410,216      409,597      408,463      409,235
 Retained earnings     957,987      924,066      886,367      849,859
 Accumulated other
  comprehensive
   income (loss)        (1,352)       3,683      (38,418)      32,237
 Deferred equity
  compensation         (12,262)     (13,355)     (13,343)     (14,343)
 Treasury shares       (56,643)     (61,349)     (65,838)     (87,641)
                   ------------ ------------ ------------ ------------
   Total
    shareholders'
    equity           1,348,535    1,313,227    1,227,809    1,239,930
                   ------------ ------------ ------------ ------------
   Total
    liabilities
    and
    shareholders'
    equity         $14,231,513  $13,981,400  $13,485,746  $13,231,098
                   ============ ============ ============ ============




CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)

                                                2005
                              ----------------------------------------
                                Third    Second     First    Year To
(Dollars in thousands)         Quarter   Quarter   Quarter    Date
----------------------------- --------- --------- --------- ---------
Allowance for Loan Losses
Balance at beginning of
 period                       $147,930  $147,607  $148,568  $148,568

Net (charge-offs)/recoveries:
 Commercial                      4,213     1,067     2,117     7,397
 Commercial real estate
  mortgages                      1,516         7    (1,893)     (370)
 Residential mortgages               -         1         2         3
 Real estate construction            -        71        23        94
 Equity lines of credit              -        39         1        40
 Installment                        13         5       (18)        -
                              --------- --------- --------- ---------
  Total net (charge-
   offs)/recoveries              5,742     1,190       232     7,164

Provision charged to expense         -         -         -         -

Provision allocated (to) from
 reserve for off-balance
 sheet commitments                (752)     (867)   (1,193)   (2,812)
                              --------- --------- --------- ---------

Balance at end of period      $152,920  $147,930  $147,607  $152,920
                              ========= ========= ========= =========


Net (Charge-Offs)/Recoveries to Average Total
 Loans: (annualized)

 Commercial                       0.49 %    0.13 %    0.28 %    0.30 %
 Commercial real estate
  mortgages                       0.33 %    0.00 %   (0.41)%   (0.03)%
 Residential mortgage             0.00 %    0.00 %    0.00 %    0.00 %
 Real estate construction         0.00 %    0.04 %    0.01 %    0.02 %
 Equity lines of credit           0.00 %    0.05 %    0.00 %    0.02 %
 Installment                      0.02 %    0.01 %   (0.03)%    0.00 %
  Total loans                     0.25 %    0.05 %    0.01 %    0.11 %

Reserve for Off-Balance Sheet
 Credit Commitments

Balance at beginning of
 period                        $13,811   $12,944   $11,751   $11,751
  Provision for credit
   losses                          752       867     1,193     2,812
                              --------- --------- --------- ---------
Balance at end of period       $14,563   $13,811   $12,944   $14,563
                              ========= ========= ========= =========



                                          2004
                    --------------------------------------------------
(Dollars in          Fourth     Third    Second     First     Full
 thousands)          Quarter   Quarter   Quarter   Quarter    Year
------------------- --------- --------- --------- --------- ----------
Allowance for Loan
 Losses
Balance at
 beginning of
 period             $148,056  $153,271  $154,498  $156,015  $156,015

Net (charge-offs)/
 recoveries:
 Commercial            1,280    (3,030)     (955)       68    (2,637)
 Commercial real
  estate mortgages    (1,274)   (1,705)      975      (870)   (2,874)
 Residential
  mortgages               (3)       14         -         -        11
 Real estate
  construction            34        19        18        29       100
 Equity lines of
  credit                   1         -         1         1         3
 Installment             (70)      (64)        6      (142)     (270)
                    --------- --------- --------- --------- ---------
  Total net
   (charge-offs)/
   recoveries            (32)   (4,766)       45      (914)   (5,667)

Provision charged
 to expense                -         -         -         -         -

Provision allocated
 (to) from reserve
 for off-balance
 sheet commitments       544      (449)   (1,272)     (603)   (1,780)
                    --------- --------- --------- --------- ---------

Balance at end of
 period             $148,568  $148,056  $153,271  $154,498  $148,568
                    ========= ========= ========= ========= =========


Net (Charge-Offs)/Recoveries to Average Total
 Loans: (annualized)

 Commercial             0.16 %   (0.39)%   (0.12)%    0.01 %   (0.09)%
 Commercial real
  estate mortgages     (0.28)%   (0.37)%    0.22 %   (0.19)%   (0.16)%
 Residential
  mortgage             (0.00)%    0.00 %    0.00 %    0.00 %    0.00 %
 Real estate
  construction          0.02 %    0.01 %    0.01 %    0.02 %    0.01 %
 Equity lines of
  credit                0.00 %    0.00 %    0.00 %    0.00 %    0.00 %
 Installment           (0.30)%   (0.28)%    0.03 %   (0.70)%   (0.15)%
  Total loans          (0.00)%   (0.23)%    0.00 %   (0.05)%   (0.07)%

Reserve for Off-Balance Sheet
 Credit Commitments

Balance at
 beginning of
 period              $12,295   $11,846   $10,574    $9,971    $9,971
  Provision for
   credit losses        (544)      449     1,272       603     1,780
                    --------- --------- --------- --------- ---------
Balance at end of
 period              $11,751   $12,295   $11,846   $10,574   $11,751
                    ========= ========= ========= ========= =========




CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)

                                                      2005
                                           --------------------------
                                            Third    Second   First
(Dollars in thousands)                     Quarter  Quarter  Quarter
------------------------------------------ -------- -------- --------
Nonaccrual Loans
  Commercial                               $14,917  $17,982  $25,117
  Commercial real estate mortgages             955    1,543    1,945
  Residential mortgages                      2,259    1,990    1,990
  Real estate construction                       -        -        -
  Equity lines of credit                        22       22      212
  Installment                                  401      624      654
                                           -------- -------- --------
    Total nonaccrual loans                  18,554   22,161   29,918

Other Nonperforming Assets                       -        -        -
                                           -------- -------- --------

 Total nonperforming assets                $18,554  $22,161  $29,918
                                           ======== ======== ========

Loans 90 Days or More Past Due
 on Accrual Status                              $-     $103     $807

Allowance for loan losses as a percentage
 of:
 Nonaccrual loans                           824.19 % 667.52 % 493.37 %
 Total nonperforming assets                 824.19 % 667.52 % 493.37 %
 Total loans                                  1.69 %   1.66 %   1.72 %

Nonaccrual loans as a percentage of total
 loans                                        0.21 %   0.25 %   0.35 %

Nonperforming assets as a percentage of:
 Total loans and other nonperforming
  assets                                      0.21 %   0.25 %   0.35 %
 Total Assets                                 0.13 %   0.15 %   0.21 %


                                                 2004
                                  -----------------------------------
                                   Fourth   Third    Second   First
(Dollars in thousands)            Quarter  Quarter  Quarter  Quarter
--------------------------------- -------- -------- -------- --------
Nonaccrual Loans
  Commercial                      $30,334  $28,127  $34,651  $37,457
  Commercial real estate mortgages  2,255    4,032    3,238    4,811
  Residential mortgages                94    1,193    2,371       11
  Real estate construction            790    1,163    1,168        -
  Equity lines of credit              380      384       25       25
  Installment                         785      370      380      429
                                  -------- -------- -------- --------
    Total nonaccrual loans         34,638   35,269   41,833   42,733

Other Nonperforming Assets              -        -        -        -
                                  -------- -------- -------- --------

 Total nonperforming assets       $34,638  $35,269  $41,833  $42,733
                                  ======== ======== ======== ========

Loans 90 Days or More Past Due
 on Accrual Status                   $142   $3,586     $153   $5,057

Allowance for loan losses as a
 percentage of:
 Nonaccrual loans                  428.92 % 419.79 % 366.39 % 361.54 %
 Total nonperforming assets        428.92 % 419.79 % 366.39 % 361.54 %
 Total loans                         1.75 %   1.81 %   1.89 %   1.94 %

Nonaccrual loans as a percentage
 of total loans                      0.41 %   0.43 %   0.51 %   0.54 %

Nonperforming assets as a
 percentage of:
 Total loans and other
  nonperforming assets               0.41 %   0.43 %   0.51 %   0.54 %
 Total Assets                        0.24 %   0.25 %   0.31 %   0.32 %




CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

                                                   2005
                                     ---------------------------------
                                      Third Quarter   Second Quarter
                                     ---------------- ----------------
                                     Average  Average Average  Average
(Dollars in millions)                Balance   Rate   Balance   Rate
------------------------------------ -------- ------- -------- -------
Assets
 Interest-earning assets
  Loans
   Commercial                         $3,401   6.21 %  $3,225   6.06 %
   Commercial real estate mortgages    1,804   6.90     1,846   6.70
   Residential mortgages               2,509   5.67     2,433   5.43
   Real estate construction              744   7.77       742   7.23
   Equity lines of credit                310   6.10       297   5.70
   Installment                           215   7.05       218   6.39
                                     --------         --------
   Total loans                         8,983   6.33     8,762   6.12
  Due from banks - interest-bearing       41   1.45        37   1.24
  Federal funds sold and securities
   purchased under resale agreements      64   3.70        80   2.76
  Securities available-for-sale        4,030   4.26     4,034   4.25
  Trading account securities              37   3.95        37   3.25
                                     --------         --------
   Total interest-earning assets      13,155   5.66    12,950   5.49
  Allowance for loan losses             (151)            (148)
  Cash and due from banks                441              443
  Other non-earning assets               811              796
                                     --------         --------
   Total assets                      $14,256          $14,041
                                     ========         ========

Liabilities and Shareholders' Equity
 Interest-bearing deposits
  Interest checking accounts            $795   0.14      $849   0.08
  Money market accounts                3,507   1.30     3,568   1.15
  Savings deposits                       196   0.29       199   0.28
  Time deposits - under $100,000         183   2.64       181   2.38
  Time deposits - $100,000 and over    1,074   2.76       897   2.56
                                     --------         --------
   Total interest-bearing deposits     5,755   1.42     5,694   1.22

  Federal funds purchased and
   securities sold under
   repurchase agreements                 256   3.25       315   2.88
  Other borrowings                       545   4.13       518   3.85
                                     --------         --------
   Total interest-bearing
    liabilities                        6,556   1.72     6,527   1.51
 Noninterest-bearing deposits          6,104            5,985
 Other liabilities                       178              170
 Shareholders' equity                  1,418            1,359
                                     --------         --------
   Total liabilities and
    shareholders' equity             $14,256          $14,041
                                     ========         ========

Net interest spread                            3.94 %           3.98 %
                                              ======           ======
Net interest margin                            4.80 %           4.73 %
                                              ======           ======

                                                   2005
                                    ----------------------------------
                                          First           Year to
                                         Quarter            Date
                                     ---------------- ----------------
                                     Average  Average Average  Average
(Dollars in millions)                Balance   Rate   Balance   Rate
------------------------------------ -------- ------- -------- -------
Assets
 Interest-earning assets
  Loans
   Commercial                         $3,112   5.75 %  $3,247   6.00 %
   Commercial real estate mortgages    1,818   6.64     1,823   6.75
   Residential mortgages               2,344   5.46     2,429   5.52
   Real estate construction              830   6.63       772   7.19
   Equity lines of credit                265   5.42       291   5.76
   Installment                           216   6.29       216   6.80
                                     --------         --------
   Total loans                         8,585   5.97     8,778   6.14
  Due from banks - interest-bearing       65   1.34        48   1.35
  Federal funds sold and securities
   purchased under resale agreements      33   2.59        60   3.08
  Securities available-for-sale        4,078   4.38     4,047   4.30
  Trading account securities              38   2.40        37   3.21
                                     --------         --------
   Total interest-earning assets      12,799   5.42    12,970   5.53
  Allowance for loan losses             (149)            (149)
  Cash and due from banks                441              441
  Other non-earning assets               782              796
                                     --------         --------
   Total assets                      $13,873          $14,058
                                     ========         ========

Liabilities and Shareholders' Equity
 Interest-bearing deposits
  Interest checking accounts            $858   0.09      $834   0.10
  Money market accounts                3,690   1.00     3,588   1.15
  Savings deposits                       205   0.24       200   0.27
  Time deposits - under $100,000         182   2.07       182   2.36
  Time deposits - $100,000 and over      944   2.11       972   2.49
                                     --------         --------
   Total interest-bearing deposits     5,879   1.05     5,776   1.23

  Federal funds purchased and
   securities sold under
   repurchase agreements                 254   2.33       274   2.83
  Other borrowings                       519   3.53       528   3.84
                                     --------         --------
   Total interest-bearing
    liabilities                        6,652   1.29     6,578   1.51
 Noninterest-bearing deposits          5,694            5,929
 Other liabilities                       175              174
 Shareholders' equity                  1,352            1,377
                                     --------         --------
   Total liabilities and
    shareholders' equity             $13,873          $14,058
                                     ========         ========

Net interest spread                            4.13 %           4.02 %
                                              ======           ======
Net interest margin                            4.75 %           4.76 %
                                              ======           ======




CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)


                                           2004
                    --------------------------------------------------
                    Fourth Quarter    Third Quarter   Second Quarter
                    ---------------- ---------------- ----------------
(Dollars in         Average  Average Average  Average Average  Average
 millions)          Balance   Rate   Balance   Rate   Balance   Rate
------------------- -------- ------- -------- ------- -------- -------
Assets
 Interest-earning
  assets
  Loans
   Commercial        $3,028   5.47 %  $2,997   5.30 %  $3,042   5.00 %
   Commercial real
    estate
    mortgages         1,798   6.40     1,785   6.26     1,762   6.16
   Residential
    mortgages         2,250   5.33     2,188   5.39     2,087   5.34
   Real estate
    construction        826   6.01       787   5.46       779   5.10
   Equity lines of
    credit              246   5.32       221   4.43       204   4.54
   Installment          209   5.96       196   6.20       180   6.13
                    --------         --------         --------
   Total loans        8,357   5.68     8,174   5.54     8,054   5.37
  Due from banks -
   interest-bearing      92   1.84        39   0.86        43   0.86
  Federal funds
   sold and
   securities
   purchased under
   resale
   agreements           579   1.98       659   1.48       439   1.02
  Securities
   available-for-
   sale               3,980   4.36     3,641   4.30     3,569   4.47
  Trading account
   securities            32   2.06        36   0.98        32   0.48
                    --------         --------         --------
   Total interest-
    earning assets   13,040   5.08    12,549   4.94    12,137   4.92
  Allowance for
   loan losses         (149)            (153)            (155)
  Cash and due from
   banks                446              432              446
  Other non-earning
   assets               784              784              795
                    --------         --------         --------
   Total assets     $14,121          $13,612          $13,223
                    ========         ========         ========

Liabilities and
 Shareholders' Equity
 Interest-bearing deposits
  Interest checking
   accounts            $858   0.08      $834   0.08      $825   0.08
  Money market
   accounts           3,910   0.84     3,879   0.76     3,649   0.68
  Savings deposits      206   0.25       208   0.25       212   0.27
  Time deposits -
   under $100,000       184   1.76       189   1.50       194   1.39
  Time deposits -
   $100,000 and
   over                 864   1.76       811   1.48       811   1.33
                    --------         --------         --------
   Total interest-
    bearing
    deposits          6,022   0.87     5,921            5,691   0.70

  Federal funds
   purchased and
   securities
   sold under
   repurchase
   agreements           115   1.73       129   1.27       121   0.89
  Other borrowings      557   2.77       561   2.30       590   1.91
                    --------         --------         --------
   Total interest-
    bearing
    liabilities       6,694   1.05     6,611   0.91     6,402   0.81
 Noninterest-
  bearing deposits    5,917            5,575            5,431
 Other liabilities      179              159              160
 Shareholders'
  equity              1,331            1,267            1,230
                    --------         --------         --------
   Total
    liabilities and
    shareholders'
    equity          $14,121          $13,612          $13,223
                    ========         ========         ========

Net interest spread           4.03 %           4.03 %           4.11 %
                             ======           ======           ======
Net interest margin           4.54 %           4.46 %           4.49 %
                             ======           ======           ======


                                                   2004
                                    ----------------------------------
                                          First            Full
                                         Quarter           Year
                                     ---------------- ----------------
                                     Average  Average Average  Average
(Dollars in millions)                Balance   Rate   Balance   Rate
------------------------------------ -------- ------- -------- -------
Assets
 Interest-earning assets
  Loans
   Commercial                         $3,104   5.09 %  $3,042   5.21 %
   Commercial real estate mortgages    1,759   6.35     1,776   6.31
   Residential mortgages               2,001   5.45     2,132   5.38
   Real estate construction              678   5.08       768   5.44
   Equity lines of credit                194   4.17       216   4.46
   Installment                           150   6.24       184   6.13
                                     --------         --------
   Total loans                         7,886   5.47     8,118   5.52
  Due from banks - interest-bearing       78   0.72        63   1.17
  Federal funds sold and securities
   purchased under resale agreements     175   0.99       464   1.48
  Securities available-for-sale        3,433   4.62     3,657   4.43
  Trading account securities              30   0.52        32   1.02
                                     --------         --------
   Total interest-earning assets      11,602   5.10    12,334   5.01
  Allowance for loan losses             (156)            (153)
  Cash and due from banks                447              443
  Other non-earning assets               724              772
                                     --------         --------
   Total assets                      $12,617          $13,396
                                     ========         ========

Liabilities and Shareholders' Equity
 Interest-bearing deposits
  Interest checking accounts            $802   0.08      $792   0.09
  Money market accounts                3,421   0.68     3,712   0.75
  Savings deposits                       205   0.26       249   0.21
  Time deposits - under $100,000         198   1.45       191   1.52
  Time deposits - $100,000 and over      912   1.29       850   1.47
                                     --------         --------
   Total interest-bearing deposits     5,538   0.71     5,794   0.76

  Federal funds purchased and
   securities
   sold under repurchase agreements      112   0.88       119   1.19
  Other borrowings                       579   1.97       572   2.23
                                     --------         --------
   Total interest-bearing
    liabilities                        6,229   0.83     6,485   0.90
 Noninterest-bearing deposits          4,995            5,481
 Other liabilities                       171              167
 Shareholders' equity                  1,222            1,263
                                     --------         --------
   Total liabilities and
    shareholders' equity             $12,617          $13,396
                                     ========         ========

Net interest spread                            4.27 %           4.11 %
                                              ======           ======
Net interest margin                            4.66 %           4.54 %
                                              ======           ======




CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)

                                                  2005
                                     --------------------------------
                                      Third  Second   First   Year To
                                     Quarter Quarter Quarter   Date
                                     ------- ------- -------- -------
Per Common Share:
------------------------------------
 Shares Outstanding (in thousands):
 Average - Basic                     49,198  49,090   49,162  49,134
 Average - Diluted                   51,123  51,043   51,030  51,066
 Period-End                          49,117  49,145   48,958
Book Value                           $28.85  $28.51   $26.97
Price:
 High                                $76.10  $72.90   $71.35  $76.10
 Low                                  68.42   66.84    67.49   66.84
 Period-end                           70.09   71.71    69.82


Capital Ratios (Dollars in millions):
------------------------------------
Risk-based capital
 Risk-adjusted assets                $9,802  $9,663   $9,410
 Tier I capital                      $1,195  $1,151   $1,100
  Percentage of risk adjusted assets  12.19 % 11.91 %  11.69 %
 Total capital                       $1,539  $1,493   $1,437
  Percentage of risk adjusted assets  15.70 % 15.45 %  15.27 %
 Tier I leverage ratio                 8.58 %  8.39 %   8.12 %
 Period-end shareholders' equity
  to total period-end assets           9.82 %  9.68 %   9.49 %
 Period-end tangible shareholders'
  equity to total period-end
  tangible assets                      8.00 %  7.83 %   7.55 %
 Average shareholders' equity
  to total average assets              9.94 %  9.68 %   9.75 %  9.79 %
 Average tangible shareholders'
  equity to total average tangible
  assets                               8.08 %  7.77 %   7.80 %  7.88 %


Senior Debt Credit Ratings
------------------------------------
 For The Period Ended                                Standard
  September 30, 2005                                    &
                                     Moody's  Fitch   Poor's   DBRS
                                     ------- ------- -------- -------
  City National Bank                   A2       A-      A-       A
  City National Corporation            A3       A-     BBB+   A(low)


                                               2004
                              ---------------------------------------
                              Fourth   Third  Second   First   Full
                              Quarter Quarter Quarter Quarter  Year
                              ------- ------- ------- ------- -------
Per Common Share:
------------------------------
 Shares Outstanding (in
  thousands):
 Average - Basic              49,195  49,076  48,796  48,732  48,950
 Average - Diluted            51,385  51,182  50,925  50,679  51,074
 Period-End                   49,238  49,127  49,015  48,553
Book Value                    $27.39  $26.73  $25.05  $25.54
Price:
 High                         $70.99  $68.65  $65.95  $63.55  $70.99
 Low                           64.34   61.87   57.36   57.36   57.36
 Period-end                    70.65   64.95   65.70   59.90


Capital Ratios (Dollars in
 millions):
------------------------------
Risk-based capital
 Risk-adjusted assets         $9,383  $9,129  $8,947  $8,777
 Tier I capital               $1,080  $1,036    $991    $935
  Percentage of risk adjusted
   assets                      11.51 % 11.35 % 11.08 % 10.65 %
 Total capital                $1,418  $1,369  $1,321  $1,265
  Percentage of risk adjusted
   assets                      15.11 % 14.99 % 14.77 % 14.41 %
 Tier I leverage ratio          7.83 %  7.80 %  7.68 %  7.60 %
 Period-end shareholders'
  equity to total period-end
  assets                        9.48 %  9.39 %  9.10 %  9.37 %
 Period-end tangible
  shareholders' equity
  to total period-end tangible
  assets                        7.56 %  7.43 %  7.05 %  7.24 %
 Average shareholders' equity
  to total average assets       9.42 %  9.31 %  9.30 %  9.69 %  9.42 %
 Average tangible
  shareholders' equity
  to total average tangible
  assets                        7.48 %  7.28 %  7.20 %  7.46 %  7.36 %




    CONTACT: City National Corporation
             Financial/Investors:
             Christopher J. Carey, 310-888-6777
             Chris.Carey@cnb.com
             or
             Media:
             Cary Walker, 213-833-4715
             Cary.Walker@cnb.com
             or
             Conference Call:
             Today 2:00 p.m. PDT
             800-320-2978
             Pass Code 27822614